Exhibit 99.1

ELECTRONIC ARTS REPORTS

Q4 FY13 AND FY13 FINANCIAL RESULTS
FY 2013 Non-GAAP Digital Net Revenue Up 36% to $1.7 Billion
FIFA 13 Sells Over 14.5 Million Units in FY 2013
Battlefield 3 Premium Has Over 3.5 Million Subscribers To Date
SimCity Sells Over 1.6 Million Units To Date
EA and The Walt Disney Company Announce Multi-Year Star Wars Franchise Agreement

REDWOOD CITY, CA - May 7, 2013 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its fourth fiscal quarter and fiscal year ended March 31, 2013.

“As we enter a new fiscal year, EA is well-positioned for dynamic growth on next generation consoles, PCs, and mobile platforms” said Executive Chairman Larry Probst. “With world-class games, a rapidly growing digital business, and top-notch creative talent, we are excited about EA’s strategy for FY 2014 and beyond.”

“EA has a solid operating plan with disciplined R&D spending and a sharp focus on delivering the best games and services,” said Chief Financial Officer Blake Jorgensen. “We are holding our FY 2014 operating expenses flat to the prior year - a significant achievement in a console transition year.”

“EA and Disney have signed an agreement to create a number of games on the Star Wars franchise,” said EA President of Labels Frank Gibeau. “Our agreement unlocks a whole new future of Star Wars games that will span consoles, PCs, tablets, mobile, and more.”

Selected Operating Highlights and Metrics:
*On a non-GAAP basis

•	EA was the #1 publisher in Western retail markets in the March quarter, and the #1 global publisher in the iOS game market for FY 2013.

•	Battlefield 3™ Premium generated over $120 million* in revenue through the March quarter, and has over 3.5 million subscriptions to date.

•	SimCity™ sold through over 1.6 million units since launching in March, with approximately 50% of sales in the form of digital downloads.

•	FIFA 13 sold through over 14.5 million units in FY 2013, approximately a 30% increase versus FIFA 12 in the prior year.

•	FIFA 13 digital net revenue topped $200 million* in FY 2013, a 94% increase versus FIFA 12 in the prior year.

•	Total FIFA digital net revenue generated nearly $350 million* in FY 2013, including EA SPORTS™ FIFA Online and FIFA World Class Soccer.

•
The Simpsons™: Tapped Out was a top-5 grossing iOS game in the March quarter, generating almost $10 million* in digital net revenue in the month of March, and totaling almost $50 million* since launching in August.

•	Real Racing™ 3, the #1 racing title on iOS, has generated more than 30 million downloads, and has averaged over 2.5 million daily active users since launching in March.

•	EA’s games and services for mobile and handheld digital revenue generated $104 million* in the quarter, a 21%* year-over-year increase in digital net revenue.

•	EA’s Origin™ platform for downloading digital games and services has registered over 47 million users, including 20 million mobile users.

•	Trailing twelve-month non-GAAP digital net revenue was up 36% to a record $1.7 billion*.

•	Trailing twelve-month operating cash flow was $324 million, a $47 million improvement versus the prior year.

•	EA will develop and publish new Star Wars titles for fans across the most popular gaming genres and platforms.

Q4 Financial Highlights:

For the quarter, non-GAAP net revenue of $1,040 million was within our guidance of $1,025 million to $1,125 million. Non-GAAP diluted earnings per share of $0.55 was slightly below our guidance of $0.57 to $0.72.

(in millions of $, except per share amounts)	Quarter Ended 3/31/13	Quarter Ended 3/31/12
Digital Net Revenue	$453	$419
Publishing Packaged Goods and Other Net Revenue	730	926
Distribution Packaged Goods Net Revenue	26	23
GAAP Total Net Revenue	$1,209	$1,368

Non-GAAP Digital Net Revenue	$618	$425
Non-GAAP Publishing Packaged Goods and Other Net Revenue	396	529
Non-GAAP Distribution Packaged Goods Net Revenue	26	23
Non-GAAP Total Net Revenue	$1,040	$977

GAAP Net Income	$323	$400
Non-GAAP Net Income	169	56
GAAP Diluted Earnings Per Share	1.05	1.20
Non-GAAP Diluted Earnings Per Share	0.55	0.17

Cash Provided by Operations	$233	$287

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $)	TTM Ended 3/31/13	TTM Ended 3/31/12
GAAP Net Revenue	$3,797	$4,143
GAAP Net Income	98	76

Non-GAAP Net Revenue	$3,793	$4,186
Non-GAAP Net Income	264	284

Cash Provided by Operations	$324	$277

Q4 FY13 Digital Metrics:

(in millions)	Quarter Ended 3/31/13	Quarter Ended 3/31/12
GAAP Mobile Net Revenue**	$108	$88
Non-GAAP Mobile Net Revenue**	$104	$86
**including Handhelds

Business Outlook as of May 7, 2013
The following forward-looking statements, as well as those made above, reflect expectations as of May 7, 2013. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2014 Expectations - Ending March 31, 2014

•	GAAP net revenue is expected to be approximately $3.50 billion.

•	Non-GAAP net revenue is expected to be approximately $4.00 billion.

•	GAAP diluted loss per share is expected to be approximately ($0.97).

•	Non-GAAP diluted earnings per share is expected to be approximately $1.20.

•	The Company estimates a share count of 315 million for purposes of calculating fiscal year 2014 diluted earnings per share, and 308 million for diluted loss per share.

•	Expected non-GAAP net income excludes the following from expected GAAP net loss:

◦	Non-GAAP net revenue is expected to be approximately $500 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

◦	Approximately $150 million of estimated stock-based compensation;

◦	Approximately $75 million of acquisition-related expenses;

◦	Approximately $8 million of restructuring charges;

◦	Approximately $20 million from the amortization of debt discount; and

◦	Non-GAAP tax expense is expected to be approximately $76 million higher than GAAP tax expense.

First Quarter Fiscal Year 2014 Expectations - Ending June 30, 2013

•	GAAP net revenue is expected to be approximately $875 million.

•	Non-GAAP net revenue is expected to be approximately $450 million.

•	GAAP diluted earnings per share is expected to be approximately $0.33.

•	Non-GAAP diluted loss per share is expected to be approximately ($0.62).

•	The Company estimates a share count of 310 million for purposes of calculating first quarter fiscal year 2014 diluted earnings per share, and 304 million for diluted loss per share.

•	Expected non-GAAP net loss excludes the following from expected GAAP net income:

◦	Non-GAAP net revenue is expected to be approximately $425 million lower than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

◦	Approximately $35 million of estimated stock-based compensation;

◦	Approximately $20 million of acquisition-related expenses;

◦	Approximately $2 million of restructuring charges;

◦	Approximately $5 million from the amortization of debt discount; and

◦	Non-GAAP tax expense is expected to be $73 million lower than GAAP tax expense.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on May 7, 2013 at 2:00 pm PT (5:00 pm ET) to review its results for the fiscal quarter ended March 31, 2013 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 773-799-3213 (domestic) or 888-677-1083 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until May 23, 2013 at the following number: 203-369-0099 (domestic) or 866-356-3373 (international). A webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

▪	Acquisition-related expenses

▪	Amortization of debt discount

▪	Certain non-recurring litigation expenses

▪	Change in deferred net revenue (packaged goods and digital content)

▪	Loss (gain) on strategic investments

▪	Restructuring charges

▪	Stock-based compensation

▪	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management will exclude the effect of this amortization when evaluating the Company’s operating performance and the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Certain non-recurring litigation expenses. During the fourth quarter of fiscal 2012, Electronic Arts recognized a $27 million expense related to a settlement of a litigation matter. This significant non-recurring litigation expense is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this expense when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). The majority of our software games can be connected to the Internet whereby a consumer may be able to download unspecified content or updates on a when-and-if-available basis (“unspecified updates”) for use with the original game software. In addition, we may also offer an online matchmaking service that permits consumers to play against each other via the Internet. GAAP requires us to account for the consumer’s right to receive unspecified updates or the matchmaking service for no additional fee as a “bundled” sale, or multiple-element arrangement. Electronic Arts is not able to objectively determine the fair value of these unspecified updates or online services included in certain of its online-enabled games. As a result, the Company recognizes the revenue from the sale of these online-enabled games on a straight-line basis over the estimated offering period. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to online-enabled games in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons between periods in understanding our underlying sales performance for the period, and (2) understanding our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.

Loss (gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team.   Prior to April 1, 2013, a 28 percent tax rate was applied to its non-GAAP financial results.  Based on a re-evaluation of its fixed, long-term projected tax rate, beginning in fiscal year 2014, the Company expects to apply a tax rate of 25 percent to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2014 guidance information under the heading “Business Outlook”, contain forward-looking statements that are subject to change.  Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2012.

These forward-looking statements are current as of May 7, 2013. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2013.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2013.

Updates regarding EA’s business are available on EA’s blog at http://ea.com/news.

About Electronic Arts

Electronic Arts (NASDAQ:EA) is a global leader in digital interactive entertainment. The Company’s game franchises are offered as both packaged goods products and online services delivered through Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 285 million registered players and operates in 75 countries. In fiscal year 2013, EA posted GAAP net revenue of $3.8 billion. Headquartered in Redwood City, California, EA is recognized for critically acclaimed, high-quality blockbuster franchises such as The Sims™, Madden NFL, FIFA Soccer, Need for Speed™, Battlefield™, and Mass Effect™. More information about EA is available at http://info.ea.com.

For additional information, please contact:

Rob Sison	Jeff Brown
Vice President, Investor Relations	Senior Vice President, Corporate Communications
650-628-7787	650-628-7922
rsison@ea.com	jbrown@ea.com

EA SPORTS, Origin, Dead Space, The Sims, SimCity, Real Racing, Need for Speed, Mass Effect, Battlefield and Battlefield 3 are trademarks of Electronic Arts Inc and its subsidiaries. Crysis is a trademark of GmbH. The Simpsons TM & © 2012 Twentieth Century Fox Film Corporation. All Rights Reserved. John Madden, NFL and FIFA are the property of their respective owners and used with permission.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2013	2012	2013	2012
Net revenue
Product	$852	$1,045	$2,738	$3,415
Service and other	357	323	1,059	728
Total net revenue	1,209	1,368	3,797	4,143
Cost of revenue
Product	219	286	1,085	1,374
Service and other	90	88	303	224
Total cost of revenue	309	374	1,388	1,598
Gross profit	900	994	2,409	2,545
Operating expenses:
Marketing and sales	198	229	788	883
General and administrative	96	118	354	377
Research and development	287	274	1,153	1,180
Acquisition-related contingent consideration	1	3	(64)	11
Amortization of intangibles	9	6	30	43
Restructuring and other	—	(1)	27	16
Total operating expenses	591	629	2,288	2,510
Operating income	309	365	121	35
Gain on strategic investments	25	—	39	—
Interest and other income (expense), net	(4)	(4)	(21)	(17)
Income before provision for (benefit from) income taxes	330	361	139	18
Provision for (benefit from) income taxes	7	(39)	41	(58)
Net income	$323	$400	$98	$76
Earnings per share
Basic	$1.07	$1.22	$0.32	$0.23
Diluted	$1.05	$1.20	$0.31	$0.23
Number of shares used in computation
Basic	301	329	310	331
Diluted	307	332	313	336

Non-GAAP Results (in millions, except per share data)
The following tables reconcile the Company’s net income and earnings per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net income and non-GAAP earnings per share.

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2013	2012	2013	2012
Net income	$323	$400	$98	$76
Acquisition-related expenses	51	36	59	106
Amortization of debt discount	5	5	20	14
Certain non-recurring litigation expenses	—	27	—	27
Change in deferred net revenue (packaged goods and digital content)	(169)	(391)	(4)	43
Gain on strategic investments	(25)	—	(39)	—
Restructuring and other	—	(1)	27	16
Stock-based compensation	42	41	164	170
Income tax adjustments	(58)	(61)	(61)	(168)
Non-GAAP net income	$169	$56	$264	$284
Non-GAAP earnings per share
Basic	$0.56	$0.17	$0.85	$0.86
Diluted	$0.55	$0.17	$0.84	$0.85
Number of shares used in Non-GAAP computation
Basic	301	329	310	331
Diluted	307	332	313	336

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	March 31, 2013	March 31, 2012 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,292	$1,293
Short-term investments	388	437
Marketable equity securities	—	119
Receivables, net of allowances of $200 and $252, respectively	312	366
Inventories	42	59
Deferred income taxes, net	52	67
Other current assets	239	268
Total current assets	2,325	2,609
Property and equipment, net	548	568
Goodwill	1,721	1,718
Acquisition-related intangibles, net	253	369
Deferred income taxes, net	53	42
Other assets	170	185
TOTAL ASSETS	$5,070	$5,491
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$136	$215
Accrued and other current liabilities	737	857
Deferred net revenue (packaged goods and digital content)	1,044	1,048
Total current liabilities	1,917	2,120
0.75% convertible senior notes due 2016, net	559	539
Income tax obligations	205	189
Deferred income taxes, net	1	8
Other liabilities	121	177
Total liabilities	2,803	3,033
Common stock	3	3
Paid-in capital	2,174	2,359
Retained earnings (accumulated deficit)	21	(77)
Accumulated other comprehensive income	69	173
Total stockholders’ equity	2,267	2,458
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,070	$5,491
(a) Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2013	2012	2013	2012
OPERATING ACTIVITIES
Net income	$323	$400	$98	$76
Adjustments to reconcile net income to net cash provided by operating activities:
Acquisition-related contingent consideration	1	3	(64)	11
Depreciation, amortization and accretion, net	86	68	264	216
Net gains on investments and sale of property and equipment	(25)	—	(37)	(12)
Non-cash restructuring charges	—	(3)	7	(6)
Stock-based compensation	42	41	164	170
Change in assets and liabilities:
Receivables, net	74	162	56	(14)
Inventories	16	10	16	21
Other assets	1	(20)	15	(101)
Accounts payable	37	100	(78)	(50)
Accrued and other liabilities	(159)	(37)	(106)	13
Deferred income taxes, net	6	(46)	(7)	(90)
Deferred net revenue (packaged goods and digital content)	(169)	(391)	(4)	43
Net cash provided by operating activities	233	287	324	277
INVESTING ACTIVITIES
Capital expenditures	(25)	(44)	(106)	(172)
Proceeds from sale of property and equipment	—	—	—	26
Proceeds from sale of marketable equity securities	47	—	72	—
Proceeds from maturities and sales of short-term investments	55	63	459	526
Purchase of short-term investments	(170)	(94)	(414)	(468)
Acquisition-related restricted cash	6	75	31	75
Acquisition of subsidiaries, net of cash acquired	—	—	(10)	(676)
Net cash provided by (used in) investing activities	(87)	—	32	(689)
FINANCING ACTIVITIES
Payment of debt issuance costs	—	—	(2)	—
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	—	—	617
Proceeds from issuance of warrants	—	—	—	65
Purchase of convertible note hedge	—	—	—	(107)
Proceeds from issuance of common stock	15	18	34	57
Excess tax benefit from stock-based compensation	—	—	—	4
Repurchase and retirement of common stock	(13)	(241)	(349)	(471)
Acquisition-related contingent consideration payment	—	(25)	(28)	(25)
Net cash provided by (used in) financing activities	2	(248)	(345)	140
Effect of foreign exchange on cash and cash equivalents	(14)	12	(12)	(14)
Increase (decrease) in cash and cash equivalents	134	51	(1)	(286)
Beginning cash and cash equivalents	1,158	1,242	1,293	1,579
Ending cash and cash equivalents	$1,292	$1,293	$1,292	$1,293

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information
(in millions)

Reclassifications

During the fourth quarter of fiscal year 2013, we reviewed our operating expenses and reclassified certain amounts, primarily headcount and facilities costs, to align with our current operating structure.  As a result, we also reclassified the related prior year amounts within our Unaudited Condensed Consolidated Statements of Operations for comparability purposes.

Please see below a breakdown of the operating expense reclassification for the fiscal quarters and the fiscal years ended March 31, 2013 and 2012 on both a GAAP and non-GAAP basis, as well as a reconciliation of the two presentations.

	Three Months Ended
	March 31, 2013			March 31, 2012
	As Previously Classified	Change	As Currently Classified	As Previously Classified	Change	As Currently Classified
GAAP Presentation
Marketing and sales	$192	$6	$198	$222	$7	$229
General and administrative	94	2	96	115	3	118
Research and development	295	(8)	287	284	(10)	274

Stock-Based Compensation
Marketing and sales	$(7)	$—	$(7)	$(8)	$—	$(8)
General and administrative	(11)	(1)	(12)	(7)	(1)	(8)
Research and development	(23)	1	(22)	(25)	1	(24)

Certain Non-Recurring Litigation Expenses
General and administrative	$—	$—	$—	$(27)	$—	$(27)

Non-GAAP Presentation
Marketing and sales	$185	$6	$191	$214	$7	$221
General and administrative	83	1	84	81	2	83
Research and development	272	(7)	265	259	(9)	250

	Twelve Months Ended
	March 31, 2013			March 31, 2012
	As Previously Classified	Change	As Currently Classified	As Previously Classified	Change	As Currently Classified
GAAP Presentation
Marketing and sales	$763	$25	$788	$853	$30	$883
General and administrative	347	7	354	375	2	377
Research and development	1,185	(32)	1,153	1,212	(32)	1,180

Stock-Based Compensation
Marketing and sales	$(29)	$(1)	$(30)	$(26)	$(1)	$(27)
General and administrative	(36)	(2)	(38)	(36)	(2)	(38)
Research and development	(97)	3	(94)	(106)	3	(103)

Certain Non-Recurring Litigation Expenses
General and administrative	$—	$—	$—	$(27)	$—	$(27)

Non-GAAP Presentation
Marketing and sales	$734	$24	$758	$827	$29	$856
General and administrative	311	5	316	312	—	312
Research and development	1,088	(29)	1,059	1,106	(29)	1,077

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data and headcount)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY12	FY13	FY13	FY13	FY13	Change
QUARTERLY RECONCILIATION OF RESULTS
Net Revenue
GAAP net revenue	$1,368	$955	$711	$922	$1,209	(12%)
Change in deferred net revenue (packaged goods and digital content)	(391)	(464)	369	260	(169)
Non-GAAP net revenue	$977	$491	$1,080	$1,182	$1,040	6%
Gross Profit
GAAP gross profit	$994	$750	$266	$493	$900	(9%)
Acquisition-related expenses	27	15	14	23	41
Change in deferred net revenue (packaged goods and digital content)	(391)	(464)	369	260	(169)
Stock-based compensation	1	1	—	—	1
Non-GAAP gross profit	$631	$302	$649	$776	$773	23%
GAAP gross profit % (as a % of GAAP net revenue)	73%	79%	37%	53%	74%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	65%	62%	60%	66%	74%
Operating Income (Loss)
GAAP operating income (loss)	$365	$215	$(364)	$(39)	$309	(15%)
Acquisition-related expenses	36	2	21	(15)	51
Certain non-recurring litigation expenses	27	—	—	—	—
Change in deferred net revenue (packaged goods and digital content)	(391)	(464)	369	260	(169)
Restructuring and other	(1)	27	(2)	2	—
Stock-based compensation	41	39	44	39	42
Non-GAAP operating income (loss)	$77	$(181)	$68	$247	$233	203%
GAAP operating income (loss) % (as a % of GAAP net revenue)	27%	23%	(51%)	(4%)	26%
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	8%	(37%)	6%	21%	22%
Net Income (Loss)
GAAP net income (loss)	$400	$201	$(381)	$(45)	$323	(19%)
Acquisition-related expenses	36	2	21	(15)	51
Amortization of debt discount	5	5	5	5	5
Certain non-recurring litigation expenses	27	—	—	—	—
Change in deferred net revenue (packaged goods and digital content)	(391)	(464)	369	260	(169)
Gain on strategic investments	—	—	—	(14)	(25)
Restructuring and other	(1)	27	(2)	2	—
Stock-based compensation	41	39	44	39	42
Income tax adjustments	(61)	60	(7)	(56)	(58)
Non-GAAP net income (loss)	$56	$(130)	$49	$176	$169	202%
GAAP net income (loss) % (as a % of GAAP net revenue)	29%	21%	(54%)	(5%)	27%
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	6%	(26%)	5%	15%	16%
Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$1.20	$0.63	$(1.21)	$(0.15)	$1.05	(13%)
Non-GAAP earnings (loss) per share	$0.17	$(0.41)	$0.15	$0.57	$0.55	224%

Number of diluted shares used in computation
GAAP	332	320	316	304	307
Non-GAAP	332	317	318	308	307

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data and headcount)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY12	FY13	FY13	FY13	FY13	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Geography Net Revenue
North America	653	450	329	409	513	(21%)
Europe	627	435	332	464	636	1%
Asia	88	70	50	49	60	(32%)
Total GAAP Net Revenue	1,368	955	711	922	1,209	(12%)
North America	(188)	(265)	179	80	(76)
Europe	(187)	(174)	171	166	(79)
Asia	(16)	(25)	19	14	(14)
Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(391)	(464)	369	260	(169)
North America	465	185	508	489	437	(6%)
Europe	440	261	503	630	557	27%
Asia	72	45	69	63	46	(36%)
Total Non-GAAP Net Revenue	977	491	1,080	1,182	1,040	6%
North America	48%	47%	46%	44%	42%
Europe	46%	46%	47%	51%	53%
Asia	6%	7%	7%	5%	5%
Total GAAP Net Revenue %	100%	100%	100%	100%	100%
North America	48%	38%	47%	42%	42%
Europe	45%	53%	47%	53%	54%
Asia	7%	9%	6%	5%	4%
Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition
Publishing and Other	926	592	365	568	730	(21%)
Wireless, Internet-derived, and Advertising (Digital)	419	342	324	321	453	8%
Distribution	23	21	22	33	26	13%
Total GAAP Net Revenue	1,368	955	711	922	1,209	(12%)
Publishing and Other	(397)	(446)	379	174	(334)
Wireless, Internet-derived, and Advertising (Digital)	6	(18)	(10)	86	165
Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(391)	(464)	369	260	(169)
Publishing and Other	529	146	744	742	396	(25%)
Wireless, Internet-derived, and Advertising (Digital)	425	324	314	407	618	45%
Distribution	23	21	22	33	26	13%
Total Non-GAAP Net Revenue	977	491	1,080	1,182	1,040	6%
Publishing and Other	68%	62%	51%	62%	60%
Wireless, Internet-derived, and Advertising (Digital)	30%	36%	46%	35%	38%
Distribution	2%	2%	3%	3%	2%
Total GAAP Net Revenue %	100%	100%	100%	100%	100%
Publishing and Other	54%	30%	69%	63%	38%
Wireless, Internet-derived, and Advertising (Digital)	44%	66%	29%	34%	59%
Distribution	2%	4%	2%	3%	3%
Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data and headcount)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY12	FY13	FY13	FY13	FY13	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform Net Revenue
Xbox 360	454	292	204	277	379	(17%)
PLAYSTATION 3	432	267	150	289	404	(6%)
Wii	20	8	17	20	5	(75%)
PlayStation 2	3	2	6	3	2	(33%)
Total Consoles	909	569	377	589	790	(13%)
Mobile	87	69	75	86	109	25%
PlayStation Handhelds	6	10	14	15	20	233%
Nintendo Handhelds	5	9	8	9	9	80%
Total Mobile and Handhelds	98	88	97	110	138	41%
PC	334	276	214	186	252	(25%)
Other	27	22	23	37	29	7%
Total GAAP Net Revenue	1,368	955	711	922	1,209	(12%)
Xbox 360	(128)	(186)	144	72	(105)
PLAYSTATION 3	(210)	(183)	222	95	(170)
Wii	(7)	(5)	—	—	(1)
PlayStation 2	—	(1)	1	—	—
Mobile	(3)	9	13	13	(4)
PlayStation Handhelds	10	(4)	7	11	(13)
Nintendo Handhelds	(5)	(4)	(2)	13	(3)
PC	(48)	(90)	(16)	56	127
Change in Deferred Net Revenue (Packaged Goods and Digital Content)	(391)	(464)	369	260	(169)
Xbox 360	326	106	348	349	274	(16%)
PLAYSTATION 3	222	84	372	384	234	5%
Wii	13	3	17	20	4	(69%)
PlayStation 2	3	1	7	3	2	(33%)
Total Consoles	564	194	744	756	514	(9%)
Mobile	84	78	88	99	105	25%
PlayStation Handhelds	16	6	21	26	7	(56%)
Nintendo Handhelds	—	5	6	22	6	-
Total Mobile and Handhelds	100	89	115	147	118	18%
PC	286	186	198	242	379	33%
Other	27	22	23	37	29	7%
Total Non-GAAP Net Revenue	977	491	1,080	1,182	1,040	6%
Xbox 360	33%	31%	29%	30%	31%
PLAYSTATION 3	32%	28%	21%	32%	34%
Wii	1%	1%	2%	2%	—
PlayStation 2	—	—	1%	—	—
Total Consoles	66%	60%	53%	64%	65%
Mobile	6%	7%	11%	9%	9%
PlayStation Handhelds	1%	1%	2%	2%	2%
Nintendo Handhelds	—	1%	1%	1%	1%
Total Mobile and Handhelds	7%	9%	14%	12%	12%
PC	25%	29%	30%	20%	21%
Other	2%	2%	3%	4%	2%
Total GAAP Net Revenue %	100%	100%	100%	100%	100%
Xbox 360	34%	22%	32%	30%	26%
PLAYSTATION 3	23%	17%	34%	32%	23%
Wii	1%	1%	2%	2%	—
PlayStation 2	—	—	1%	—	—
Total Consoles	58%	40%	69%	64%	49%
Mobile	8%	16%	8%	8%	10%
PlayStation Handhelds	2%	1%	2%	2%	1%
Nintendo Handhelds	—	1%	1%	2%	1%
Total Mobile and Handhelds	10%	18%	11%	12%	12%
PC	29%	38%	18%	21%	36%
Other	3%	4%	2%	3%	3%
Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data and headcount)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY12	FY13	FY13	FY13	FY13	Change
CASH FLOW DATA
Operating cash flow	287	(244)	(28)	363	233	(19%)
Operating cash flow - TTM	277	307	490	378	324	17%
Capital expenditures	44	31	25	25	25	(43%)
Capital expenditures - TTM	172	171	144	125	106	(38%)
BALANCE SHEET DATA
Cash and cash equivalents	1,293	919	871	1,158	1,292	-
Short-term investments	437	444	351	275	388	(11%)
Marketable equity securities	119	76	93	59	—	(100%)
Receivables, net	366	111	643	382	312	(15%)
Inventories	59	60	71	59	42	(29%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	1,048	584	953	1,213	1,044
Less: Beginning of the quarter	1,439	1,048	584	953	1,213
Change in deferred net revenue (packaged goods and digital content)	(391)	(464)	369	260	(169)
STOCK-BASED COMPENSATION
Cost of goods sold	1	1	—	—	1
Marketing and sales	8	7	9	7	7
General and administrative	8	10	9	7	12
Research and development	24	21	26	25	22
Total Stock-Based Compensation	41	39	44	39	42